EXHIBIT A-10
              (Designated as EX-10 for EDGAR purposes)



                         PRECEDENT AGREEMENT

     This Precedent Agreement ("Agreement"), is made and entered into as of this 23rd day of September, 1997, by DirectLink Gas Marketing Company, a general partnership formed under the laws of the State of Delaware ("Shipper"), and Independence Pipeline Company, a general partnership formed under the laws of the State of Delaware ("Independence") (hereinafter Shipper and Independence are sometimes referred to individually as a "Party" or collectively as the "Parties").

                             WITNESSETH:
     WHEREAS, Independence has filed with the Federal Energy Regulatory Commission ("FERC") in Docket Nos. CP97-315-000 et al., an application for authorizations to construct, own and operate, and to provide firm transportation services utilizing a natural gas pipeline system that will extend from an interconnection with the facilities of ANR Pipe Line Company ("ANR") near Defiance, Ohio to an interconnection with the facilities of Transcontinental Gas Pipe Line Corporation ("Transco") near Leidy, Pennsylvania ("Independence Project"); and

     WHEREAS, Independence conducted an "open season" from April 2, 1997, through May 30, 1997, to accept requests for firm transportation service to be made available through the Independence Project; and

     WHEREAS, Shipper has requested firm transportation service from Independence on the Independence Project; and

     WHEREAS, subject to the terms and conditions set forth in this Agreement, Independence is willing to provide such firm transportation service on the Independence Project and proceed with obtaining all necessary governmental and regulatory authorizations;

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be bound, Shipper and Independence agree as follows:

     1. Regulatory Authorizations. Subject to the terms and conditions of this Agreement, Independence will proceed with due diligence to apply for and attempt to obtain all governmental and regulatory authorizations, including without limitation authorizations from the FERC, which Independence determines are necessary to: (i) construct, own and operate (or cause to be constructed and operated) the Independence Project and render the firm transportation services contemplated in this Agreement and precedent agreements with other shippers for transportation services to be provided utilizing the Independence Project; and (ii) perform its obligations as contemplated in this Agreement. Independence reserves the right to file and prosecute any and all applications for such authorizations (and any supplements and amendments thereto) and, if necessary, any court review, in such manner as it deems to be in its best interest. Shipper agrees to support and cooperate in the efforts of Independence to obtain all authorizations which Independence determines are necessary for Independence to construct, own and operate the Independence Project and to render the transportation services contemplated in this Agreement, including but not limited to filing an intervention or other pleading in support of the Independence Project. If the FERC determines that information related to Shipper's markets, gas supply, or upstream or downstream transportation or storage arrangements is required from Independence, Shipper agrees to provide Independence with such information in a timely manner to enable Independence to respond within the time required by FERC. Independence will request a protective order from the FERC for any commercially sensitive or confidential information identified by Shipper.

     2.   Shipper's Other Transportation Arrangements.  Within thirty
(30) days after Shipper executes this Agreement, Shipper will advise Independence in writing of the upstream and downstream transportation arrangements, including arrangements for the construction of any new facilities, necessary for Shipper to utilize the transportation services contemplated in this Agreement. Subject to the terms and conditions of this Agreement, Shipper shall proceed with due diligence to apply for and attempt to obtain from all governmental and regulatory authorities having jurisdiction all authorizations necessary for Shipper to: (i) construct and operate (or cause to be constructed and operated) any facilities necessary to enable Shipper to utilize the transportation services contemplated in this Agreement; and (ii) perform its obligations as contemplated in this Agreement. Shipper will not take any action that would obstruct, interfere with or delay the receipt by Independence of the authorizations contemplated hereunder or otherwise jeopardize development of the Independence Project. Subject to its receipt of all such necessary authorizations, Shipper agrees to proceed with due diligence to construct, or cause to be constructed, all facilities necessary for Shipper to utilize the transportation services contemplated herein.

     3.   Transportation Service.

     (a) Service Agreement. Shipper and Independence agree to execute, within thirty (30) days after the date Independence receives and accepts a FERC order authorizing Independence to construct, own and operate the Independence Project and to render the transportation services contemplated herein, the Firm Transportation Service Agreement attached hereto and incorporated herein by this reference as Exhibit A, as such Agreement may be amended from time to time to conform to changes approved by the FERC to Independence's FERC Gas Tariff ("Service Agreement"). Service under the Service Agreement will commence as provided under Paragraph 3(b) below.

     (b) Commencement and Term of Service. Service under the Service Agreement will commence on the date specified by Independence in the written notice to be provided to Shipper pursuant to Paragraph 3(c) below, which date will be the later of: (i) November 1, 1999; or
(ii) the date Independence completes the construction of all facilities necessary to provide service to Shipper and such facilities are available for the provision of such transportation service and will extend for a primary term of ten (10) years and year to year thereafter subject to termination in accordance with the terms of the Service Agreement. As of the date for commencement of service under the Service Agreement, Independence will stand ready to provide firm transportation service for Shipper pursuant to the provisions of the Service Agreement, and Shipper will pay Independence for all applicable charges associated with the Service Agreement.

     (c) Notice of Commencement of Firm Service. Prior to commencement of service pursuant to the Service Agreement, Independence shall notify Shipper in writing that all of the conditions precedent set forth in Paragraph 5 have been satisfied, and that service under the Service Agreement will commence on a date certain, which date will not be prior to November 1, 1999. Notwithstanding the foregoing, Independence agrees to provide written notice to Shipper by no later than March 1, 1999, if it does not expect to provide Shipper with the full level of firm transportation service contemplated herein by November 1, 1999, and inform Shipper of its best estimate of the revised in-service date for the Independence Project.

     4. Construction of Facilities. Upon satisfaction of the conditions precedent set forth in Paragraph 5 below, Independence will proceed with due diligence to construct the authorized Independence Project pipeline facilities necessary to implement the firm transportation service contemplated in this Agreement on or about November 1, 1999. Notwithstanding Independence's due diligence, if Independence is unable to commence the transportation service for Shipper as contemplated herein by November 1, 1999, Independence will continue to proceed with due diligence to complete construction of the necessary pipeline facilities, and commence transportation service for Shipper at the earliest practicable date thereafter. Independence will not be liable to Shipper if Independence is unable to complete the construction of such authorized and necessary Independence Project pipeline facilities and commence the firm transportation service contemplated herein by November 1, 1999.

     5. Conditions Precedent. The commencement of service under the Service Agreement, and Independence's and Shipper's respective rights and obligations under the Service Agreement, are expressly made subject to the satisfaction of each of the following conditions precedent:

     (a) Receipt and acceptance by Independence of all necessary certificates and other authorizations required by the FERC and all other necessary authorizations and approvals from other governmental or regulatory agencies having jurisdiction, for the construction, ownership and operation of the Independence Project by Independence and the provision of transportation services consistent with the terms and conditions of this Agreement; and

     (b) Receipt of the requisite affirmative vote of the Management Committee of Independence approving the construction of the Independence Project; and

     (c) Completion by Independence of construction of the pipeline facilities required to provide firm transportation service for Shipper pursuant to the Service Agreement; and

     (d)  Availability to Shipper of upstream capacity on ANR's
SupplyLink Expansion Project proposed in FERC Docket No. CP97-319 prior to or contemporaneously with the facilities contemplated herein being placed into service.

     6.   Authorizations and Rate Methodology.

     (a) Satisfactory Regulatory Authorizations. All governmental permits, certificates, and other authorizations required in Paragraph 5(a) must be obtained in form and substance satisfactory to Independence, in the exercise of its sole discretion. All governmental and regulatory approvals required by this Agreement must be duly granted by the FERC, or other governmental or regulatory agency having jurisdiction, and must be final and non appealable; provided that Independence may waive the condition that any such approval be final and non appealable.

     (b) Rates and Rate Design Methodology. Shipper expressly agrees: (i) with the rate design methodology (including but not limited to the capital structure, cost of service, rate base, rate design determinants, and rate of return) set forth in the FERC Application; (ii) to support such rate design methodology; and (iii) to pay Independence the rates as approved by FERC from time to time.

      7. Term. This Agreement shall become effective when executed by both Independence and Shipper, and shall remain in effect unless and until terminated as hereinafter provided.

     (a) Termination of Precedent Agreement. This Agreement may be terminated by either Party by giving sixty (60) days prior written notice of its intention to terminate to the other Party if any of the events set forth below occur; provided, however, that such termination shall not be effective if during the sixty (60) days notice period, the event that gave rise to the right to terminate this Agreement is remedied:

          (i) Independence has not received and accepted the necessary FERC authorizations for the Independence Project on or before November 1, 1999.

          (ii) Independence has not completed the construction of the authorized Independence Project pipeline facilities necessary to provide transportation service for Shipper by November 1, 2000.

     (b) Commencement of Service. If this Agreement is not terminated pursuant to Paragraph 7(a) above, then this Agreement will terminate by its express terms on the date of commencement of service under the Service Agreement, and thereafter Independence's and Shipper's respective rights and obligations related to the transactions contemplated herein shall be determined pursuant to the terms and conditions of the Service Agreement and the terms and conditions of Independence's FERC Gas Tariff, as amended from time to time.

     8. Assignment. This Agreement shall be binding upon Independence, Shipper and their successors and assigns; and neither Party shall assign this Agreement or any rights or obligations hereunder without first obtaining the prior written consent of the other Party (which consent shall not be unreasonably withheld) and subject to the receipt of any necessary governmental and regulatory authorizations. Nothing contained herein shall prevent either Party from pledging, mortgaging or assigning its rights as security for its indebtedness and either Party may assign to the pledgee or mortgagee (or to a trustee for a holder of such indebtedness) any monies due or to become due under any Service Agreement.

     9. Modification or Waiver. No modification or waiver of the terms and conditions of this Agreement shall be made except by the execution by the Parties of a written amendment to this Agreement.

     10. Notices. All notices, requests, demands, instructions and other communications required or permitted to be given hereunder shall be in writing and shall be delivered personally or mailed by certified mail, postage prepaid and return receipt requested or by facsimile, as follows:

          If to Independence:
          Independence Pipeline Company
          2800 Post Oak Blvd.
          Houston, TX 77056
          Attention: Frank J. Ferazzi
          Telephone No. (713) 215-2000
          Facsimile No. (713) 215-2549

          If to Shipper:

          DirectLink Gas Marketing Company
          9 Greenway Plaza, 22nd Floor
          Houston, Texas 77046
          Attention: Donald H. Gullquist
          Telephone: (713) 877-7800
          Fax: (713) 877-7512

or to such other place within the United States of America as either Party may designate by written notice to the other Party. All notices given by personal delivery or certified mail shall be effective on the date of actual receipt at the appropriate address. Notice given by facsimile shall be effective upon actual receipt if received during recipient's normal business hours or at the beginning of the next business day after receipt if received after the recipient's normal business hours.

     11. Limitation of Liability. Shipper agrees that any and all claims, demands and causes of action that it may bring against Independence shall be limited to the assets of Independence. Execution of this Agreement does not bind any affiliate of Independence or require any affiliate of Independence to undertake any obligation in connection with this Agreement. Accordingly, Shipper hereby waives its rights to proceed against any affiliates of Independence. Shipper and Independence further agree that neither Party shall be liable to the other Party for incidental, consequential or indirect damages under this Agreement, whether arising in contract, tort or otherwise.

     12. No Third Person Beneficiary. This Agreement shall not create any rights in third parties, and no provision hereof shall be construed as creating any obligations for the benefit of, or rights in favor of, any person or entity other than Independence and Shipper.

     13. Governing Law. THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAW OR RULE WHICH WOULD REFER ANY MATTER TO THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE.

     14. Multiple Counterparts. This Agreement may be executed by the Parties in any number of counterparts, each of which shall be deemed an original instrument, but all of which shall constitute but one and the same agreement.

     15. Effect of Invalid Provision. Except as otherwise expressly stated herein, in the event any provision contained in this Agreement shall for any reason be held invalid, illegal or unenforceable by a court or regulatory agency of competent jurisdiction by reason of a statutory change or enactment, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed in multiple originals by their duly authorized officers as of the date first written above.


Independence Pipeline Company      DirectLink Gas Marketing Company

By:  /s/ Frank J. Ferazzi        By: /s/ Donald H. Gullquist
     _______________________       ________________________
     Frank J. Ferazzi              Donald H. Gullquist




                          FORM OF AGREEMENT
                          Rate Schedule FTS


Date: _____________      Contract No. _____________

                          SERVICE AGREEMENT

This AGREEMENT is entered into by Independence Pipeline Company
(Transporter) and DirectLink Gas Marketing Company (Shipper).

WHEREAS, Shipper has requested Transporter to transport Gas on its behalf and Transporter represents that it is willing to transport Gas under the terms and conditions of this Agreement.

NOW, THEREFORE, Transporter and Shipper agree that the terms below, together with the terms and conditions of Transporter's applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff constitute the transportation service to be provided and the rights and obligations of Shipper and Transporter.

1.  Authority for Transportation Service will be under Section 284G.

2.  Rate Schedule:  FTS

3.  Contract Quantities:

     Receipt Point(s):  Defiance, Ohio
     Delivery Point(s):  Leidy, Pennsylvania
     Primary Route(s):  Defiance, Ohio to Leidy, Pennsylvania
     Contract Quantities:
          FTS Annual:  500,000 Dth/d
          FTS Winter:  62,500 Dth/d

     Such Contract Quantities shall be reduced for scheduling purposes, but not for billing purposes, by the Contract Quantities that Shipper has released through Transporter's capacity release program for the period of any release.

4.  Term:

     This agreement shall be effective _______, _____ and shall remain in force and effect until 9:00 a.m. Central Standard Time ___________, _____ and thereafter until terminated by Transporter or Shipper upon at least 2 years written notice, provided however, this agreement shall terminate immediately and, subject to the receipt of necessary authorizations if any, Transporter may discontinue service hereunder if (a) Shipper, in Transporter's reasonable judgement fails to demonstrate creditworthiness, and (b) Shipper fails to provide adequate Security in accordance with Section 17.5 of the General Terms and Conditions.

5.  Rates:

     Maximum rates, charges, and fees shall be applicable for the entitlements and quantities delivered pursuant to this Agreement unless Transporter has advised Shipper in writing at the address below or by Transporter's EBB that it has agreed otherwise.

     It is further agreed that Transporter may seek authorization from the Commission and/or other appropriate body at any time and from time to time to change any rates, charges or other provisions in the applicable Rate Schedule and General Terms and Conditions of Transporter's FERC Gas Tariff, and Transporter shall have the right to place such changes in effect in accordance with the Natural Gas Act. This Agreement shall be deemed to include such changes and any changes which become effective by operation of law and Commission order. Nothing contained herein shall be construed to deny Shipper any rights it may have under the Natural Gas Act, including the right to participate fully in rate or other proceedings by intervention or otherwise to contest increased rates in whole or in part.

6.  Incorporation by Reference

     The provisions of Transporter's applicable Rate Schedule and the General Terms and Conditions of Transporter's FERC Gas Tariff are specially incorporated herein by reference and made a part hereof.

7.  Notices:

     All notice can be given by telephone or other electronic means, however, such notice shall be confirmed in writing at the address below or through Transporter's EBB. Shipper or Transporter may change the addresses below by written notice to the other without the necessity of amending this agreement:

     Transporter:
     Independence Pipeline Company
     2800 Post Oak Boulevard
     Houston, TX  77056
     Attention:  Frank J. Ferazzi
     Telephone:  (713) 215-2000
     FAX: (713) 215-2549

     Shipper:
     DirectLink Gas Marketing Company
     9 Greenway Plaza, 22nd Floor
     Houston, Texas 77046
     Attention:  Clark C. Smith
     Telephone: (713) 877-7800
     Fax: (713) 877-7512

8.  Further Agreement

     None

9.  Operational Flow Orders

     Shipper hereby guarantees to Transporter that each contract it has entered into in connection with the Gas to be transported under this Agreement contains a provision that permits Transporter to issue an effective Operational Flow Order pursuant to Section 10 of the General Terms and Conditions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective Officers or Representative thereunto duly authorized to be effective as of the date stated above.


SHIPPER:  DirectLink Gas Marketing Company

By: ______________________
Title: ___________________
Date: ____________________


TRANSPORTER:  Independence Pipeline Company

By: ______________________
Title: ___________________
Date: ____________________